EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO RULE 13a-14(b) AND 18 U.S.C SECTION 1350

In connection with the Quarterly Report of Mesa Laboratories, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven W. Peterson, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350, that:

(1)                                 The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	September 17, 2012	/s/Steven W. Peterson
Steven W. Peterson
Chief Financial Officer